EX-99.B(h)asaAppA

WADDELL & REED ADVISORS SELECT FUNDS, INC.

ACCOUNTING SERVICES AGREEMENT

APPENDIX A

List of Funds

Effective July 1, 2003:

Dividend Income Fund
Value Fund

Effective August 24, 2005:

Energy Fund